CERTIFICATION OF ACTING PRINCIPAL EXECUTIVE OFFICER AND ACTING PRINCIPAL FINANCIAL OFFICER PURSUANT TO
SECURITIES EXCHANGE ACT RULES 13a‑14(a) AND 15d‑14(a), AS ADOPTED
PURSUANT TO SECTION 302 OF THE SARBANES‑OXLEY ACT OF 2002
I, Kenneth Goldmann, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10‑K/A of Voltari Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016	/s/ KENNETH GOLDMANN
	Name:	Kenneth Goldmann
	Title:	Chief Administrative and Accounting Officer (Acting Principal Executive Officer and Acting Principal Financial Officer)